Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. PROVIDES acquisition update

Company Announces Planned Acquisition of Great Bend Regional Hospital for $24.5 million

BETHESDA, MD – January 4, 2017 – Global Medical REIT Inc. (NYSE:GMRE) (the “Company” or “GMR”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, announced today that on December 30, 2016 it entered into a purchase contract to acquire Great Bend Regional Hospital (“GBRH”) for a purchase price of $24,500,000. GBRH is a 33-bed acute care hospital located in Great Bend, Kansas serving 50,000+ community residents. The 58,000 square-foot facility is the sole community provider in its medical service area, where it provides services including women’s health, surgical, ancillary, hospital, and walk-in treatment. Closing is expected in the first quarter of 2017, at which time the current tenant, Great Bend Regional Hospital, LLC, is expected to enter into a 15-year triple net lease with GMR. GMR expects to fund the acquisition using borrowings from its credit facility or other available cash.

David Young, Chief Executive Officer of GMR, stated, “I am very happy to close out 2016 with strong acquisition momentum following the execution of this agreement to acquire the Great Bend Regional Hospital. Moving into 2017, we expect to continue our policy of announcing material acquisitions when we enter into purchase contracts and announcing other smaller acquisitions through periodic acquisition updates.”

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to a single market-leading operator under a long-term triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisition described in this press release on the terms and conditions described herein, the expected closing date of the acquisition; and the expected lease terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the United States Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com

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